Exhibit 10.10(a)
EXECUTION COPY
FIRST AMENDMENT
Dated as of November 13, 2006
TO
SERIES 2002-1 SUPPLEMENT TO MASTER INDENTURE
AND SERVICING AGREEMENT
Amended and Restated as of July 7, 2006
          This FIRST AMENDMENT TO THE AMENDED AND RESTATED SERIES 2002-1 SUPPLEMENT TO MASTER INDENTURE AND SERVICING AGREEMENT (this “Amendment”), dated as of November 13, 2006, is among SIERRA TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC, a limited liability company formed under the laws of the State of Delaware, as Issuer (the “Issuer”), WYNDHAM CONSUMER FINANCE, INC., a Delaware corporation, as Master Servicer (the “Master Servicer”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Trustee (in such capacity, the “Trustee”) under the Master Indenture and Servicing Agreement, dated as of August 29, 2002 and amended and restated as of July 7, 2006 (the “Agreement”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Collateral Agent (the “Collateral Agent”).
          WHEREAS the Issuer, the Master Servicer, the Trustee and the Collateral Agent have executed the Series 2002-1 Supplement to Master Indenture and Servicing Agreement, dated as of August 29, 2002 and amended and restated as of July 7, 2006 (such Series 2002-1 Supplement as amended and restated as of July 7, 2006, the “Indenture Supplement”) and capitalized terms used in this Amendment and not otherwise defined shall have the meanings assigned to such terms in the Indenture Supplement;
          WHEREAS, the Issuer, the Master Servicer, the Trustee and the Collateral Agent wish to amend the Indenture Supplement in accordance with subsection 13.1(b) of the Agreement;
          NOW THEREFORE, in consideration of the premises and the agreements contained herein, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS
          Section 1.01. Amendments Relating to Definitions. Each of the following definitions contained in Section 2.01 of the Indenture Supplement is hereby amended to read in its entirety as follows:

     “Documents in Transit Excess Amount” means, at any time, the amount by which (i) the sum of the Loan Balances for all Series 2002-1 Pledged Loans which are Documents in Transit Loans less the sum of the Loan Balances for all Series 2002-1 Pledged Loans which are Missing Documentation Loans exceeds (ii) 10% of the Series 2002-1 Adjusted Loan Balance.
     “Facility Limit” means $1,000,000,000 as such amount may be reduced from time to time in accordance with Section 4.08 hereof and the Note Purchase Agreement or increased in accordance with Section 4.09 hereof and the Note Purchase Agreement.
     “Maturity Date” means December 15, 2009.
     “Series 2002-1 Pool Purchase Supplement” means the Pool Purchase Agreement.
          Section 1.02. Extension of Maturity Date.
      (a) The first paragraph of subsection (a) of Section 4.03 of the Indenture Supplement shall be and hereby is amended to read in its entirety as follows:
          (a) Principal. The Notes shall have a Maturity Date of December 15, 2009.
          Section 1.03. Amendment Relating to Amortization Events.
      (a) Clause (h) of Section 9.01 of the Indenture Supplement is hereby amended and restated to read in its entirety as follows:
     (h) the Gross Excess Spread for any Due Period ending on or prior to November 12, 2007, is less than 4.50% for any Due Period; for Due Periods ending after November 12, 2007 this provision shall not apply; except that if any Alternate Investor or Conduit does not extend its Liquidity Termination Date on or before November 12, 2007, this provision shall continue to apply;
      (b) The provision immediately following clause (p) in Section 9.01 of the Indenture Supplement is hereby amended and restated to read in its entirety as follows:
then, in the case of an event described in any clause except clause (c) of the Events of Default in Section 10.01, or clause (l) above, the Deal Agent at the direction of the Majority Facility Investors, or, with respect to an event described in clause (j) or (k), the Deal Agent, at the direction of any Class Agent or, with respect to clause (h) if such provision applies after November 12, 2007, the Deal Agent at the direction of the Class Agent or Class Agents which have not extended their Liquidity Termination Dates to a date on or after November 12, 2007, by notice given in writing to the Issuer, the Master Servicer and the Trustee, may declare that an Amortization Event has occurred as of the date of such notice and, in the case of any event described in clause (c) of the Events of Default in Section 10.01, or clause (l) of this Section 9.01, an Amortization Event will occur immediately upon the occurrence of such event without any notice or other action on the part of the Deal Agent, the Trustee or any other entity.
      Section 1.04. Amendment of Section 12.08. Section 12.08 of the Indenture Supplement is hereby amended and restated to read in its entirety as follows:
     Section 12.08. Rating Agency Review. The Issuer hereby agrees that if the Issuer elects to maintain the ratings on the Series 2002-1 Notes on and after the Liquidity Termination Date in 2006, the Issuer shall prior to the Liquidity Termination Date in 2006 submit the Series 2002-1 Notes for review to each Rating Agency then maintaining a rating on the Series 2002-1 Notes. The Issuer further hereby agrees that if the Issuer elects to maintain the ratings on the Series 2002-1 Notes on and after the Liquidity Termination Date in 2007, the Issuer shall prior to the Liquidity Termination Date in 2007 submit the Series 2002-1 Notes for review to each Rating Agency then maintaining a rating on the Series 2002-1 Notes.
ARTICLE II
MISCELLANEOUS PROVISIONS
          Section 2.01. Supplement in Full Force and Effect as Amended. Except as specifically stated herein, all of the terms and conditions of the Master Indenture and the Indenture Supplement, as amended and restated as of July 7, 2006, shall remain in full force and effect. All references to the Indenture Supplement in any other document or instrument shall be deemed to mean the Indenture Supplement, as amended and supplemented by this Amendment. This Amendment shall not constitute a novation of the Master Indenture or the Indenture Supplement, but shall constitute an amendment thereto. The parties hereto agree to be bound by the terms and obligations of the Indenture Supplement, as amended by this Amendment, as though the terms and obligations of the Indenture Supplement were set forth herein.
          Section 2.02. Counterparts. This Amendment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.
          Section 2.03. Governing Law. THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          IN WITNESS WHEREOF, the Issuer, the Master Servicer, the Trustee and the Collateral Agent have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

SIERRA TIMESHARE CONDUIT RECEIVABLES FUNDING, LLC, as Issuer
By:	/s/ Mark A. Johnson
	Name:	Mark A. Johnson
	Title:	President

WYNDHAM CONSUMER FINANCE, INC., as Master Servicer
By:	/s/ Mark A. Johnson
	Name:	Mark A. Johnson
	Title:	President

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Patricia O'Neill
	Name:	Patricia O'Neill
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Collateral Agent
By:	/s/ Patricia O'Neill
	Name:	Patricia O'Neill
	Title:	Vice President

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